UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2009

KIMCO REALTY CORPORATION

 (Exact Name of Registrant as Specified in Charter)

Maryland	1-10899	13-2744380
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

3333 New Hyde Park Road, Suite 100 New Hyde Park, NY	11042
(Address of Principal Executive Offices)	(Zip Code)

(516) 869-9000

 (Registrant’s telephone number, including area code)

Not applicable

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Kimco Realty Corporation (the “Company”) is filing this Amendment No. 1 (the “Amendment”) to the Company’s Current Report on Form 8-K filed on November 4, 2009 (the “Report”) solely to include with the Report a copy of the Entity Purchase and Sale Agreement referenced in Item 1.01 of the Report.

This Amendment does not in any way alter or amend Items 2.01 or 7.01 of the Report.  These items, together with the corresponding Exhibit 99.1, remain unchanged in all respects from the original Report.

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2009, the Company, through its subsidiary, Kimco PL Retail, Inc., entered into an Entity Purchase and Sale Agreement (the “Agreement”) with DRA PL Retail Real Estate Investment Trust (“DRA Trust”)  pursuant to which the Company has purchased the remaining 85 percent interest in PL Retail LLC (“PL Retail”), an entity that indirectly owns through wholly-owned subsidiaries 21 shopping centers in which the Company indirectly held a 15 percent interest prior to this transaction.  DRA Trust is a subsidiary of DRA Growth and Income Fund IV, LLC (“DRA”).

The Company obtained its indirect 15 percent interest in PL Retail in August 2004 when two of the Company’s subsidiaries entered into a joint venture with DRA Trust by forming PL Retail.  Pursuant to this joint venture, these two subsidiaries of the Company held an aggregate 15 percent interest in PL Retail and DRA held the remaining 85 percent interest in PL Retail.

Pursuant to the terms of the Agreement, which contains customary representations and warranties, the price we paid for the remaining 85 percent interest in PL Retail was approximately $175 million, after customary adjustments and closing prorations, which is equivalent to 85 percent of PL Retail’s gross asset value, as defined in the Agreement, which currently equals approximately $825 million, less $564 million of non-recourse mortgage debt and $50 million of perpetual preferred stock.  We expect to extinguish approximately $269 million of mortgage debt that matures in January 2010 that we assumed in connection with this acquisition.  PL Retail’s gross asset value includes approximately $20 million for the purchase of development rights for the Pentagon Centre shopping center in Arlington, Virginia.  We funded the purchase using our $1.5 billion unsecured revolving credit facility described in our Current Report on Form 8-K filed on October 29, 2007.  Upon consummation of the transaction, which occurred simultaneously with the execution of the Agreement, we through our subsidiaries own 100 percent of the common stock of PL Retail, with shares of Series 1 Preferred Stock and Series A-1 Preferred Stock issued by a wholly-owned subsidiary of PL Retail remaining outstanding and held by third parties.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement filed as Exhibit 2.1 hereto, which is incorporated herein by reference.  The representations and warranties included in the Agreement were made by the Company and DRA Trust to each other.  These representations and warranties were made as of specific dates, only for purposes of the Agreement and for the benefit of the parties thereto.  These representations and warranties were subject to important exceptions and limitations agreed upon by the parties, including being qualified by confidential disclosures, made for the purposes of allocating contractual risk between the parties rather than establishing these matters as facts, and were made subject to a contractual standard of materiality that may be different from the standard generally applicable under federal securities laws.  The Agreement is filed with this report only to provide investors with information regarding its terms and conditions, and not to provide any other factual information regarding the Company or its business.  Moreover, information concerning the subject matter of the representations and warranties may have changed, and may continue to change, after the date of the Agreement, and such subsequent information may or may not be fully reflected in the Company’s public reports.  Accordingly, investors should not rely on the representations and warranties contained in the Agreement or any description thereof as characterizations of the actual state of facts or condition of the Company, its subsidiaries or affiliates.  The information in the Agreement should be considered together with the Company’s public reports filed with the Securities and Exchange Commission.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.01.

Item 7.01 Regulation FD Disclosure

The Company’s press release issued in connection with the acquisition described in Item 1.01 above is furnished as Exhibit 99.1 to this report.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to the company, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01

Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

2.1	Entity Purchase and Sale Agreement, dated November 4, 2009, between Kimco PL Retail, Inc. and DRA PL Retail Real Estate Investment Trust.

99.1	Press Release, dated November 4, 2009, issued by Kimco Realty Corporation.*

*   Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION

By:

/s/ Michael V. Pappagallo

Name:

Michael V. Pappagallo

Title:

Executive Vice President,

Chief Financial Officer, and

Chief Administrative Officer

Date:  November 5, 2009

EXHIBIT INDEX

Exhibit No.	Description

2.1	Entity Purchase and Sale Agreement, dated November 4, 2009, between Kimco PL Retail, Inc. and DRA PL Retail Real Estate Investment Trust.

99.1	Press Release, dated November 4, 2009, issued by Kimco Realty Corporation.*

*   Previously filed.